CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                            TEAM RENTAL GROUP, INC.


      Team Rental Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

      1. Pursuant to an action duly and properly taken by the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and referring said amendment to the stockholders of the Corporation for consideration thereof and approval and adoption by the stockholders at the annual meeting of the stockholders of the Corporation to be duly called by the Board of Directors of the Corporation (the "Annual Meeting"). The resolution setting forth the proposed amendment (the "Amendment") is as follows:


                   RESOLVED, the Section EIGHTH of the Corporation's Amended and Restated Certificate of Incorporation is hereby amended by deleting such Section.

      2. That thereafter, pursuant to a resolution of the Board of Directors calling for the Amendment to be submitted to a vote of the stockholders at the Annual Meeting, the Amendment was approved and adopted by the stockholders at the Annual Meeting, at which meeting the necessary number of shares were voted in favor of the Amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

      3. That the Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      4. The undersigned officers of the Corporation hereby acknowledge that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 18th day of June, 1996.



                               By: /s/ Sanford Miller
                                  ---------------------------------------
                                     Sanford Miller
                                     Chairman and Chief Executive Officer